Exhibit 99.1

Immunome Announces $27 Million Private Placement

Exton, PA, April 26, 2021 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell discovery engine platform to discover and develop first-in-class antibody therapeutics, today announced it has entered into a definitive securities purchase agreement for the sale of its equity securities in a private placement with certain accredited investors for gross proceeds to Immunome of approximately $27 million, before deducting placement agent commissions and other offering expenses.

The agreement provides for the sale of an aggregate of 1,000,000 units at a price of $27.00 per unit. Each unit consists of one share of Immunome’s common stock and a warrant to purchase one half of a share of common stock at an exercise price of $45.00.

Ladenburg Thalmann & Co. Inc. acted as Immunome’s placement agent in the transaction.

Immunome intends to use the net proceeds to accelerate the development of its oncology and infectious disease portfolio, including COVID-19, and for other general corporate purposes.

The private placement is expected to close on or about April 28, 2021, subject to the satisfaction of customary closing conditions. Additional details regarding the private placement will be included in a Form 8-K to be filed by Immunome with the Securities and Exchange Commission (“SEC”).

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Immunome has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable in connection with the private placement and upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is on developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the anticipated use of proceeds from the private placement, Immunome’s beliefs and expectations regarding the advancement of its oncology and COVID-19 therapeutic antibody programs, execution of its clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01 and IMM-ONC-01, including expectations regarding therapeutic potential and benefits thereof, and IND filings. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; Immunome’s ability to execute on its strategy including with respect to the timing of its R&D efforts, IND filings, initiation of clinical studies and other anticipated milestones; the timing and effectiveness of any antibody therapeutics which may be developed by Immunome; Immunome’s ability to fund operations; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 25, 2021, and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com

Immunome Media Contact

Megan McGrath or Nick Chang

MacDougall

781-235-3060

mmcgrath@macbiocom.com or nchang@macbiocom.com